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                                                                    Exhibit 23.1


         Consent of Crowe, Chizek and Company LLP Independent Auditors


We consent to the incorporation by reference of our report dated January 31, 2003 relating to the consolidated financial statements of EvergreenBancorp, Inc. (the "Company") as of December 31, 2002 and for the year then ended and included in the Company's Annual Report on Form 10-K, in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange commission on august 20, 2001.



                                        Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 25, 2003